Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our reports incorporated by reference herein dated February 21, 2007 appearing in the Annual Report to Shareholders of Timothy Plan Conservative Growth Portfolio Variable Series, Timothy Plan Strategic Growth Portfolio Variable Series, and Timothy Plan Small-Cap Variable Series, and our report dated March 9, 2007, appearing in the Annual Report to Shareholders of Timothy Plan Small-Cap Value Fund, Timothy Plan Large/Mid-Cap Value Fund, Timothy Plan Aggressive Growth Fund, Timothy Plan Large/Mid-Cap Growth Fund, Timothy Plan Fixed Income Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Money Market Fund, and Timothy Plan Patriot Fund, each for the year ended December 31, 2006 and to the references to our firm in the Prospectus and Statement of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Timothy Plan (SEC File No. 811-08228 and 033-73248).

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

May 1, 2007